U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2007

PACIFIC FUEL CELL CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	0-28031	80-0043875
State or other jurisdiction	Commission File Number	(IRS Employer ID No.)
of incorporation)

131 N. Tustin Ave.

Suite 100

Tustin, CA

(Address of principal executive offices)

92780

(Zip Code)

(714) 564-1693

(Issuer’s Telephone Number)

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

Effective September 15, 2007, Ken Inouye, our Secretary, Treasurer and a Director, resigned his positions with our Company for personal reasons. There were no disagreements between Mr. Inouye and our Company relating to our operations, policies or practices that was the reason for his resignation.

As of the date of this report we are reviewing candidates to appoint to the positions vacated by Mr. Inouye, but no definitive decision has been made on his replacement(s).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC FUEL CELL CORP.
(Registrant)

Dated: September 21, 2007

By:s/George Suzuki_______________________
George Suzuki, President

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